UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

Snail, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12049 Jefferson Blvd
Culver City, CA 90230

(Address of principal executive offices) (Zip Code)

+1 (310) 988-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SNAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2023, Snail Games USA Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Marbis GmbH (“Marbis”). All capitalized terms not otherwise defined herein have the same meaning given to such capitalized terms in the Cooperation Agreement.

Pursuant to the Cooperation Agreement, the Company agreed, among other things, for the period commencing on the date of the Cooperation Agreement and ending on the expiration of the seven (7) year anniversary, to grant Marbis the exclusive, non-transferable, global, and irrevocable (i) right to (A) provide the Company with official servers to host and run the games titled “Ark: Survival Evolved” (“ARK SE”), “Ark: Survival Ascended” (“Ark SA”) and “Ark II” (“Ark 2”, together with Ark SA, Ark II and any and all future remakes, sequels, prequels, spin-offs, and other related contents, collectively “Games”, each a “Game”) under the Ark 1 and Ark 2 license agreements between the Company and SDE Inc., and (B) rent out private servers and community servers, (ii) license to use the server files, client keys, or any other, or other form of, data in connection with (A) the administration and management of official servers, and (B) hosting and running the Games on private/community servers (but specifically excluding the servers which continue to host Ark SE in its current version, which shall be governed by Section 6.2 of the Cooperation Agreement), and (iii) license to host and run the Games on private/community servers, it being understood that Marbis shall be entitled to provide the aforementioned services through, and sublicense the aforementioned license to, its Affiliates and/or third party subcontractors appointed by Marbis.

In addition, subject to the terms and conditions of the Cooperation Agreement, Marbis has agreed to grant to the Company funding up to the principal amount of $4,046,932, which includes the outstanding amount of $1,046,932 accrued in March 2023 through June 2023 the Company has not made payment of to Marbis in connection with leasing official servers for the functional hosting of Ark SE to the Company. Pursuant to the Cooperation Agreement, Marbis has agreed to provide the Company with funds in cash in an aggregate amount of up to $3,000,000 without discount and free of bank charges and costs (other than those levied by the receiving bank) to the Company within five (5) business days after receipt of a written draw down notice to Marbis setting forth the relevant amount of tranches of up to $500,000 to be paid to the Company.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Cooperation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (and incorporated into this Item 1.01 by reference).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, between Snail Games USA Inc. and Marbis GmbH, dated July 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAIL, INC.

Date: August 1, 2023	By:	/s/ Jim S. Tsai
	Name:	Jim S. Tsai
	Title:	Chief Executive Officer